UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2003

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8100 SW Nyberg Road Tualatin, Oregon 97062 (503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(c)               Exhibits.

99.1                 Press Release dated April 22, 2003

Item 9.             REGULATION FD DISCLOSURE (information provided pursuant to Item 12—Results of Operations and Financial Condition).

In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under Item 12—Results of Operations and Financial Condition, is instead furnished under Item 9—Regulation FD Disclosure.

On April 22, 2003, Pixelworks, Inc. (the “Company”) issued a press release announcing its results for the quarter ended March 31, 2003. The press release contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The press release issued April 22, 2003 is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for the purposes of Section 18 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC.

Date: April 22, 2003	/s/ Jeffrey B. Bouchard
Jeffrey B. Bouchard
Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)